UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2013

Computer Graphics International Inc.

(Exact name of registrant as specified in its charter)

000-51824

(Commission File Number)

Nevada	30-0715357
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Room 01B, 02/F, Podium Building,

Guodu Golf Garden, North of Xinsha Road

Futian District, Shenzhen, 518048 People’s Republic of China

(Address of principal executive offices)

+ (86)-755-22211114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On May 31, 2013, Yongqing Ma, the Chief Financial Officer and a Director of Computer Graphics International Inc. (the “Company”), resigned for personal reasons effective as of the same date.

(c) Appointment of Certain Officers

Effective June 1, 2013, the Company appointed Xiaohong Peng, age 42, as a temporary Chief Financial Officer and a director. Ms. Peng has nearly 10 years working experience in finance. She is a qualified intermediate accountant in China. She is familiar with accounting, financial management, tax and local policies and regulations. Before joining the company, Ms.Peng worked as the finance manager in Shenzhen Dianlifang Technology Co., Ltd. and before that she worked at Guilin Changhe Agricultural Development Co., Ltd. as financial controller. Ms. Peng graduated from Zhongnan University of Economics and Law.

There are no family relationships among Ms. Peng and any of the Company's directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER GRAPHICS INTERNATIONAL INC.

Date: June 7, 2013	By:	/s/ Jing Wang
Jing Wang
Chief Executive Officer